As filed with the Securities and Exchange Commission on June 30, 2015.

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
3714		46-1846791
(Primary Standard Industrial Classification Code Number)		(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Tekiele, Chief Financial Officer
Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ira A. Rosenberg Sills Cummis & Gross, P.C. One Riverfront Plaza Newark, NJ 07102 (973) 643-7000	Donald Figliulo Polsinelli Shughart, P.C. 161 North Clark Street Chicago, IL 60601 (312) 463-6311

Approximate date of commencement of proposed sale to the public
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑  333-200072

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	546,250	$9.50	$4,312,500	$501.11

1.	Represents only the additional number of shares being registered, including 71,250 additional shares that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-200072).

2.	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $21,562,500 on a Registration Statement on Form S-1, as amended (File No. 333-200072), which was declared effective by the Securities and Exchange Commission on June 30, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,312,500 is hereby registered, which includes the additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Unique Fabricating, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-200072) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on November 10, 2014, and which the Commission declared effective on June 30, 2015.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 546,250 shares,71,250 of which are subject to purchase upon the exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock to cover over-allotments, if any. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on this 30th day of June 2015.

UNIQUE FABRICATING, INC.

By:	/s/ John Weinhardt
John Weinhardt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John Weinhardt	By:	*
Name:	John Weinhardt	Name:	Richard L Baum
Title:	Chief Executive Officer, President and Director	Title:	Chairman of the Board
	(Principal Executive Officer)	Dated:	June 30, 2015
Dated:	June 30, 2015

By:	/s/ Thomas Tekiele	By:	*
Name:	Thomas Tekiele	Name:	Paul Frascoia
Title:	Chief Financial Officer	Title:	Director
	(Principal Financial and Accounting Officer)	Dated:	June 30, 2015
Dated:	June 30, 2015

By:		By:	*
Name:	Kim Korth	Name:	William Cooke
Title:	Director	Title:	Director
Dated:		Dated:	June 30, 2015

By:	*	By:	*
Name:	James Illikman	Name:	Donn Viola
Title:	Director	Title:	Director
Dated:	June 30, 2015	Dated:	June 30, 2015

*By:	/s/ John Weinhardt
Name:	John Weinhardt
Title:	Attorney-in-Fact
Dated:	June 30, 2015

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sills Cummis & Gross, P.C.

23.1	Consent of Baker Tilly Virchow Krause, LLP

23.2	Consent of Plante & Moran, PLLC

23.3	Consent of Sills Cummis & Gross, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-200072)).

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